EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                         SUBSIDIARIES OF THE REGISTRANT

State of
Parent                             Subsidiary or                     Percent of
Incorporation                      Organization                      Ownership
-------------                      ------------                      ---------

StateFed Financial Corporation     State Federal Savings and Loan    100%
Federal
                                   Association of Des Moines
State Federal Savings and Loan
Association of Des Moines          State Service Corporation         100%
Iowa